SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2007
FILE NUMBER 811-05426
SERIES NO.: 19


72DD.1. Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                        170
     2. Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                                         28
        Class C                                                         26
        Institutional Class                                              8


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
     1. Dividends from net investment income
        Class A                                                     0.0955
     2. Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                                     0.0702
        Class C                                                     0.0702
        Institutional Class                                         0.1019


74U. 1  Number of shares outstanding (000's Omitted)
        Class A                                                     13,479
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                      1,809
        Class C                                                      4,493
        Institutional Class                                            127


74V. 1  Net asset value per share (to nearest cent)
        Class A                                                     $28.59
     2 Number of shares outstanding of a second class of open-end company shares (to nearest cent)
        Class B                                                     $28.32
        Class C                                                     $28.29
        Institutional Class                                         $28.72